REVOCABLE PROXY

                             TIB BANK OF THE KEYS

               REVOCABLE PROXY SOLICITED BY AND ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR THE SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON JUNE 27, 1996

The undersigned hereby appoints W. Kenneth Meeks and Edward V. Lett, or either of them, with individual power of substitution, as proxies to vote all shares of the $1.25 par value common stock of TIB Bank of the Keys (the "Bank") which the undersigned is entitled to vote at the Special Meeting of Shareholders (including any postponement or adjournment thereof, the "Special Meeting") to be held on Thursday, June 27, 1996, at 3:00 p.m., local time, at the Sheraton Hotel, 97000 South Overseas Highway, Key Largo, Florida 33037.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR APPROVAL OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL AND TO GRANT AUTHORITY AS INDICATED:

(1) Approval of the proposed Agreement and Plan of Merger (the "Merger Agreement") providing for a merger (the "Merger") whereby (a) the Bank will become a wholly-owned subsidiary of TIB Financial Corp. (the "Company"), a new Florida corporation formed to become a bank holding company for the Bank, (b) each outstanding share of common stock of the Bank will be converted into and exchanged for one share of common stock of the Company, and (c) the shareholders of the Bank will become shareholders of the Company, with the Bank surviving the Merger and continuing its business as a wholly-owned subsidiary of Company.

     FOR   [_]                AGAINST   [_]                ABSTAIN    [_]


(2) As determined in the discretion of said proxies as regards any other matter business as may properly come before the Special Meeting or any adjournments thereof.

            WITH AUTHORITY   [_]            WITHHOLD AUTHORITY   [_]

PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL BELOW. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

__________________________________
Signature

                                                   [LABEL]
__________________________________
Signature if held jointly


DATED: _____________________, 1996


              PLEASE MARK, SIGN ABOVE, DATE AND RETURN THIS PROXY
                      PROMPTLY IN THE ENVELOPE FURNISHED.